As filed with the Securities and Exchange Commission on August 5, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EVERTEC, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	66-0783622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Cupey Center Building

Road 176, Kilometer 1.3

San Juan, Puerto Rico 00926

(787) 759-9999

(Address of principal executive offices, including zip code)

EVERTEC, Inc. Amended and Restated 2010 Equity Incentive Plan

EVERTEC, Inc. 2013 Equity Incentive Plan

Non-Plan Restricted Stock Agreements

Non-Plan Option Agreements

(Full title of the plan)

Luisa Wert Serrano, Esq.

EVERTEC, Inc.

Cupey Center Building

Road 176, Kilometer 1.3

San Juan, Puerto Rico 00926

(787) 759-9999

(Telephone number, including area code, of agent for service)

Copies to:

Rosa A. Testani, Esq.

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

(212) 872-8115

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01
Amended and Restated 2010 Equity Incentive Plan	5,843,208	$24.07 (2)	$140,646,016.56 (2)	$19,184.12
2013 Equity Incentive Plan	5,956,882	$24.07 (2)	$143,382,149.74 (2)	$19,557.33
• Restricted Stock Agreements granted outside the Registrant’s stock plans (“Non-Plan Restricted Stock Agreements”)	189,292	$24.07 (2)	$4,556,258.44 (2)	$621.47
• Option Agreements granted outside the Registrant’s stock plans (“Non-Plan Option Agreements”)	100,000	$1.295 (3)	$129,500 (3)	$17.66
Totals:	12,089,382	N/A	$288,713,924.74	$39,380.58

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of Common Stock as may become issuable under the EVERTEC, Inc. Amended and Restated 2010 Equity Incentive Plan, EVERTEC, Inc. 2013 Equity Incentive Plan, the Non-Plan Restricted Stock Agreements or the Non-Plan Option Agreements by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) and 457(h) under the Securities Act. The price for the 5,843,208 shares of Common Stock under the 2010 Equity Incentive Plan, 5,956,882 under the 2013 Equity Incentive Plan, and the 189,292 under the Non-Plan Restricted Stock Agreements being registered hereby is based on a price of $24.07, which is the average of the high and low trading prices per share of Common Stock of EVERTEC, Inc. as reported by the New York Stock Exchange on August 1, 2013.
(3)	Estimated solely for the purpose of calculating the registration fee and computed pursuant to 457(h) under the Securities Act. The price of $1.295 per share represents the exercise price of the options pursuant to the Non-Plan Option Agreements.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EVERTEC, Inc. (the “Registrant”) will provide all participants in the EVERTEC, Inc. Amended and Restated 2010 Equity Incentive Plan (the “2010 Plan”) and the EVERTEC, Inc. 2013 Equity Incentive Plan (the “2013 Plan”) and those individuals who have entered into restricted stock agreements outside the 2010 Plan and the 2013 Plan (the “Non-Plan Restricted Stock Agreements”) or restricted option agreements outside the 2010 Plan and the 2013 Plan (the “Non-Plan Option Agreements”) with the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the note to Part I of Form S-8 and Rule 428 of the Securities Act, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)	The Registrant’s prospectus, dated April 11, 2013, filed pursuant to Rule 424(b) under the Securities Act on April 15, 2013, relating to the Registrant’s Registration Statement on Form S-1 (File No. 333-186487).

(b)	The Registrant’s Quarterly Report on Form 10-Q (File No. 001-35872) filed with the Commission on May 15, 2013.

(c)	The Registrant’s Current Reports on Form 8-K (File No. 001-35872) filed with the Commission on April 23, 2013 and July 2, 2013.

(d)	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on April 9, 2013, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which in turn incorporates by reference the description in the prospectus, including any subsequently filed amendments and reports updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Article 1.02(b)(6) of the Puerto Rico General Corporation Law of 2009, as amended (the “PR-GCL”), provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of the directors or stockholders for breach of a director’s fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an unlawful stock repurchase or redemption or obtaining an improper personal benefit. Section 8.1 of our amended and restated certificate of incorporation contains such a provision.

Article 4.08 of the PR-GCL authorizes a Puerto Rico corporation to indemnify its officers and directors against liabilities arising out of pending or threatened actions, suits or proceedings to which such officers and directors are or may be made parties by reason of being officers or directors. Such rights of indemnification are not exclusive of any other rights to which such officers or directors may be entitled under any by-law, agreement, vote of uninterested stockholders or directors or otherwise.

Article 2.02(n) of the PR-GCL states that every corporation created under the provisions of the PR-GCL shall have the power to reimburse to all directors and officers or former directors and officers the expenses which necessarily or in fact were incurred with respect to the defense in any action, suit or proceeding in which such persons, or any of them, are included as a party or parties for having been directors or officers of one or another corporation, pursuant to and subject to the provisions of Article 4.08 of the PR-GCL described above.

Section 8.2 of the Registrant’s amended and restated certificate of incorporation and Section 8.1 of the Registrant’s amended and restated bylaws provides that the Registrant’s directors, officers, employees and agents shall be indemnified to the fullest extent authorized by the PR-GCL against expenses and certain other liabilities arising out of legal action brought or threatened against them for their conduct on the Registrant’s behalf, provided that each such person acted in good faith and in a manner that he or she deemed to be reasonable and consistent with, and not opposed to, the Registrant’s best interests. Indemnification by the Registrant is available in a criminal action only if such person had no reasonable cause to believe that his or her conduct was unlawful.

Section 8.2 of the Registrant’s amended and restated bylaws provides that the Registrant will pay expenses incurred in defending any proceeding covered by Section 8.1 of the Registrant’s amended and restated bylaws in advance of the final disposition of such proceeding; provided, that if the PR-GCL requires, the Registrant may first require an undertaking by or on behalf of any person covered by Section 8.2 to repay such amounts, if it is ultimately determined that he is not entitled to be indemnified by the Registrant.

Section 8.5 of the Registrant’s amended and restated bylaws provides that the Registrant may maintain insurance covering certain liabilities of our officers, directors, employees and agents, whether or not the Registrant would have the power or would be required under the PG-GCL to indemnify them against such liabilities. The Registrant maintains a directors’ and officers’ liability insurance policy.

The Registrant has entered into separate indemnification agreements with each of the Registrant’s directors, which may be broader than the specific indemnification provisions contained in Puerto Rico law. These indemnification agreements require the Registrant, among other things, to indemnify the Registrant’s directors against liabilities that may arise by reason of their status or service as directors. These indemnification agreements also require the Registrant to advance any expenses incurred by the directors as a result of any proceeding against them as to which they could be indemnified and to use reasonable efforts to cause the Registrant’s directors to be covered by any of the Registrant’s insurance policies providing insurance for the Registrant’s directors and officers. A director will not be entitled to indemnification by the Registrant under such agreements if (a) the director did not act in good faith and in a manner he or she deemed to be reasonable and consistent with, and not opposed to, the Registrant’s best interests or (b) with respect to any criminal action or proceeding, the director had reasonable cause to believe his conduct was unlawful.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of EVERTEC, Inc. (incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K filed on April 18, 2013, File No. 001-35872).

3.2	Amended and Restated Bylaws of EVERTEC, Inc. (incorporated by reference to Exhibit 3.2 of Current Report on Form 8-K filed on April 18, 2013, File No. 001-35872).

4.1#	Amended and Restated Restricted Stock Agreement, dated as of April 17, 2012, by and between EVERTEC, Inc. and Peter Harrington (incorporated by reference to Exhibit 10.2 of EVERTEC Group, LLC’s Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504).

4.2#	Amended and Restated Restricted Stock Agreement, dated as of April 17, 2012, by and between EVERTEC, Inc. and Felix M. Villamil Pagani (incorporated by reference to Exhibit 10.4 of EVERTEC Group, LLC’s Current Report on Form 8-K filed on April 18, 2012, File No. 333-173504).

4.3#	Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Peter Harrington (incorporated by reference to Exhibit 10.4 of EVERTEC Group, LLC’s Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504).

4.4#	Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Felix M. Villamil Pagani (incorporated by reference to Exhibit 10.5 of EVERTEC Group, LLC’s Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504).

4.5#	Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Juan Jose Román-Jimenez (incorporated by reference to Exhibit 10.6 of EVERTEC Group, LLC’s Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504).

4.6#	Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Carlos J. Ramírez (incorporated by reference to Exhibit 10.7 of EVERTEC Group, LLC’s Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504).

4.7#	Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Jorge Hernandez (incorporated by reference to Exhibit 10.8 of EVERTEC Group, LLC’s Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504).

4.8#	Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Luis G. Alvarado (incorporated by reference to Exhibit 10.35 to the Registration Statement on Form S-1 filed on February 6, 2013, File No. 333-186487).

4.9#	Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Miguel Vizcarrondo (incorporated by reference to Exhibit 10.9 of EVERTEC Group, LLC’s Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504).

4.10#	Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Miguel Vizcarrondo (incorporated by reference to Exhibit 10.10 of EVERTEC Group, LLC’s Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504).

4.11#	Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Nathaniel Lipman (incorporated by reference to Exhibit 10.11 of EVERTEC Group, LLC’s Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504).

4.12#	Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Thomas M. White 2006 Trust (incorporated by reference to Exhibit 10.12 of Quarterly Report on EVERTEC Group, LLC’s Form 10-Q filed on May 15, 2012, File No. 333-173504).

4.13#	Stock Option Agreement, dated as of August 1, 2012, by and between EVERTEC, Inc. and Philip E. Steurer (incorporated by reference to Exhibit 10.2 of EVERTEC Group, LLC’s Quarterly Report on Form 10-Q filed on August 14, 2012, File No. 333-173504).

4.14	Stockholder Agreement, dated April 17, 2012, among EVERTEC, Inc. and the holders party thereto (incorporated by reference to Exhibit 99.1 of Popular, Inc.’s Current Report on Form 8-K filed on April 23, 2012, File No. 001-34084).

4.15	First Amendment to the Stockholder Agreement, dated March 27, 2013, among EVERTEC, Inc. and the holders party thereto (incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-1 filed on April 2, 2013, File No. 333-186487).

5.1*	Opinion of Goldman Antonetti & Córdova, LLC.

10.1#	EVERTEC, Inc. Amended and Restated 2010 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 of EVERTEC Group, LLC’s Current Report on Form 8-K filed on April 18, 2012, File No. 333-173504).

10.2#	EVERTEC, Inc. 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.61 to the Registration Statement on Form S-1 filed on March 14, 2013, File No. 333-186487).

23.1*	Consent of Goldman Antonetti & Córdova, LLC (contained in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accountants.

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.
#	Compensatory plan, contract or arrangement.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Juan, Puerto Rico on August 5, 2013.

EVERTEC, INC.

By:	/s/ Peter Harrington
Name:	Peter Harrington
Title:	President and CEO

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Peter Harrington, Juan J. Román, Luisa Wert Serrano and Scott I. Ross, and each of them, severally, any of whom may act without joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement on Form S-8 and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date presented. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Signature	Title	Date

/s/ Peter Harrington	President and Chief Executive Officer (Principal Executive Officer)	August 5, 2013
Peter Harrington

/s/ Juan J. Román Juan J. Román	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 5, 2013

/s/ Marc E. Becker	Chairman of the Board and Director	August 5, 2013
Marc E. Becker

Vice Chairman of the Board and Director
Félix M. Villamil

/s/ Jorge Junquera	Director	August 5, 2013
Jorge Junquera

/s/ Alan H. Schumacher	Director	August 5, 2013
Alan H. Schumacher

/s/ Matthew H. Nord	Director	August 5, 2013
Matthew H. Nord

/s/ Teresita Loubriel Rosado	Director	August 5, 2013
Teresita Loubriel Rosado

/s/ Néstor O. Rivera	Director	August 5, 2013
Néstor O. Rivera

/s/ Scott I. Ross	Director	August 5, 2013
Scott I. Ross

/s/ Thomas M. White	Director	August 5, 2013
Thomas M. White

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of EVERTEC, Inc. (incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K filed on April 18, 2013, File No. 001-35872).

3.2	Amended and Restated Bylaws of EVERTEC, Inc. (incorporated by reference to Exhibit 3.2 of Current Report on Form 8-K filed on April 18, 2013, File No. 001-35872).

4.1#	Amended and Restated Restricted Stock Agreement, dated as of April 17, 2012, by and between EVERTEC, Inc. and Peter Harrington (incorporated by reference to Exhibit 10.2 of EVERTEC Group, LLC’s Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504).

4.2#	Amended and Restated Restricted Stock Agreement, dated as of April 17, 2012, by and between EVERTEC, Inc. and Felix M. Villamil Pagani (incorporated by reference to Exhibit 10.4 of EVERTEC Group, LLC’s Current Report on Form 8-K filed on April 18, 2012, File No. 333-173504).

4.3#	Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Peter Harrington (incorporated by reference to Exhibit 10.4 of EVERTEC Group, LLC’s Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504).

4.4#	Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Felix M. Villamil Pagani (incorporated by reference to Exhibit 10.5 of EVERTEC Group, LLC’s Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504).

4.5#	Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Juan Jose Román-Jimenez (incorporated by reference to Exhibit 10.6 of EVERTEC Group, LLC’s Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504).

4.6#	Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Carlos J. Ramírez (incorporated by reference to Exhibit 10.7 of EVERTEC Group, LLC’s Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504).

4.7#	Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Jorge Hernandez (incorporated by reference to Exhibit 10.8 of EVERTEC Group, LLC’s Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504).

4.8#	Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Luis G. Alvarado (incorporated by reference to Exhibit 10.35 to the Registration Statement on Form S-1 filed on February 6, 2013, File No. 333-186487).

4.9#	Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Miguel Vizcarrondo (incorporated by reference to Exhibit 10.9 of EVERTEC Group, LLC’s Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504).

4.10#	Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Miguel Vizcarrondo (incorporated by reference to Exhibit 10.10 of EVERTEC Group, LLC’s Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504).

4.11#	Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Nathaniel Lipman (incorporated by reference to Exhibit 10.11 of EVERTEC Group, LLC’s Quarterly Report on Form 10-Q filed on May 15, 2012, File No. 333-173504).

4.12#	Amended and Restated Stock Option Agreement, dated as of May 9, 2012, by and between EVERTEC, Inc. and Thomas M. White 2006 Trust (incorporated by reference to Exhibit 10.12 of Quarterly Report on EVERTEC Group, LLC’s Form 10-Q filed on May 15, 2012, File No. 333-173504).

4.13#	Stock Option Agreement, dated as of August 1, 2012, by and between EVERTEC, Inc. and Philip E. Steurer (incorporated by reference to Exhibit 10.2 of EVERTEC Group, LLC’s Quarterly Report on Form 10-Q filed on August 14, 2012, File No. 333-173504).

4.14	Stockholder Agreement, dated April 17, 2012, among EVERTEC, Inc. and the holders party thereto (incorporated by reference to Exhibit 99.1 of Popular, Inc.’s Current Report on Form 8-K filed on April 23, 2012, File No. 001-34084).

4.15	First Amendment to the Stockholder Agreement, dated March 27, 2013, among EVERTEC, Inc. and the holders party thereto (incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-1 filed on April 2, 2013, File No. 333-186487).

5.1*	Opinion of Goldman Antonetti & Córdova, LLC.

10.1#	EVERTEC, Inc. Amended and Restated 2010 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 of EVERTEC Group, LLC’s Current Report on Form 8-K filed on April 18, 2012, File No. 333-173504).

10.2#	EVERTEC, Inc. 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.61 to the Registration Statement on Form S-1 filed on March 14, 2013, File No. 333-186487).

23.1*	Consent of Goldman Antonetti & Córdova, LLC (contained in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accountants.

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.
#	Compensatory plan, contract or arrangement.